Exhibit 99.1

Nordicus Partners Corporation Appoints Peter Severin as Chairman Of The Board of Directors

Beverly Hills, California, June 4, 2024…Nordicus Partners Corporation (OTCQB: NORD) (“Nordicus” or the “Company”), a financial consulting company specializing in providing Nordic and U.S. life sciences companies with optimal conditions to establish themselves on the U.S. market, announced today the appointment of Peter Severin as Chairman of the Board of Directors. Peter Severin replaces Christian Hill-Madsen as Chairman, who resigned to focus on developing the next generation of periodontities therapies for Orocidin A/S, a company owned 95% by Nordicus, where Christian currently serves as Chairman of its Board.

“We are delighted to welcome Peter as Chairman of the Board,” said Henrik Rouf, CEO of Nordicus. “His broad sales experience in the life sciences industries in the Nordics will be invaluable to Nordicus as we pursue our mission to acquire majority stakes in Nordic as well as U.S. based life sciences companies.”

About Peter Severin

Mr. Severin brings over 25 years life sciences and sales experience to Nordicus’ Board. Mr. Severin is currently the Founder and CEO of Severin Partners, a Denmark-based sales and communications consulting company focusing on the healthcare industries. Prior to founding Severin Partners, Peter held positions as Head of Sales of Novartis AG, Sales Manager at AstraZeneca Pharmaceuticals and as Sales Manager of GSK Plc (formerly GlaxoSmithKline Plc).

About Nordicus Partners Corporation

Nordicus Partners Corporation is a Denmark-based financial consulting company, specializing in providing Nordic and U.S. life sciences companies with the best possible conditions to establish themselves on the U.S. market, taking advantage of management’s combined +90 years of experience in the corporate sector, serving in different capacities both domestically and globally. Nordicus’ 95% owned subsidiary, Orocidin A/S, is a clinical-stage biopharmaceutical company which is advancing the next generation of periodontitis therapies. Nordicus’ core competencies lie in assisting Danish as well as other Nordic and international companies in different areas of corporate finance activities, such as: business valuations, growth strategies, attracting capital for businesses and company acquisitions and sales. For more information about Nordicus, please visit: www.nordicuspartners.com

Forward-Looking Statements

The Company believes that this press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of these terms) may identify forward-looking statements. Such forward-looking statements, including but not limited to statements regarding the plans and objectives of management for future operations, are based on management’s current expectations and are subject to risks and uncertainties that could cause results to differ materially from the forward-looking statements. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the accuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, market acceptance of the company’s products and services; competition from existing products or new products that may emerge; the implementation of the company’s business model and strategic plans for its business and our products; estimates of the company’s future revenue, expenses, capital requirements and need for financing; current and future government regulations; and developments relating to the company’s competitors. Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them. For further information on such risks and uncertainties, you are encouraged to review the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Current Report on Form 8-K relating to the reverse acquisition and related transactions which was filed with the SEC on March 1, 2023 and its quarterly report on Form 10-Q for the fiscal period ended December 31, 2023. The Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

For further information contact

Mr. Henrik Rouf

Chief Executive Officer

Phone +1 310 666.0750

Email hr@nordicuspartners.com